Exhibit 99.1

Precipio Granted 180 Day NASDAQ Extension to Regain Compliance

Enables Company to execute on strategic and commercial initiatives with the goal of meeting the minimum $1.00 price target

NEW HAVEN, CT, (September 26th, 2018) – Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO), today announced notification by the NASDAQ Stock Market that the Company has been granted a 180-day extension to allow the Company to meet the required minimum $1.00 per share closing bid price of its common stock for 10 consecutive business days for continued inclusion on the Nasdaq Capital Market Exchange.

“These additional six months provide more time for our operational, commercial and strategic initiatives to materialize, and for management to build the value of the company,” commented Ilan Danieli, Precipio’s CEO. “We expect this to begin relieving the uncertainty we’ve observed from our numerous shareholder inquiries on the topic.”

Following its review process, Nasdaq determined Precipio is eligible for an extension of an additional 180 calendar days to allow it to regain compliance with the minimum share price requirement. Assuming that during this extension period, the closing bid price of the Company’s common stock meets the requirements of above $1.00 for the required minimum 10 consecutive business days, and provided that the Company meets all the other listing requirements, Nasdaq will provide the Company with written confirmation that it is compliant with its listing requirements.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 29, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and on the Annual Report on Form 10-K for the year ended December 31, 2017 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries:

investors@precipiodx.com

+1-203-787-7888